Exhibit 32.2

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northern Indiana Public Service Company (the “Company”) on Form 10-Q for the quarter ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William M. O’Malley, Vice President, Finance of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 9, 2005	By:	/s/ William M. O’Malley
William M. O’Malley
Vice President, Finance